                                   Exhibit ll
                SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                 --------- Three Quarters Ended ---------
                                                 October 29, 1995        October 30, 1994
PRIMARY

Net income                                            $ 2,696,000             $ 2,286,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                    (58,000)                     -
                                                       ----------              ----------

Net income used in calculation of primary
    income per share                                  $ 2,638,000             $ 2,286,000
                                                       ==========              ==========

Weighted average number of common shares
    outstanding during the period                       4,615,000               4,730,000

Add - common  equivalent  shares  (determined using
    the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                             342,000                 179,000
                                                       ----------              ----------

Weighted average number of common shares used
    in calculation of primary income per share          4,957,000               4,909,000
                                                       ==========              ==========

Primary income per common share                       $       .53             $       .47
                                                             ====                    ====
FULLY DILUTED

Net income                                            $ 2,696,000             $ 2,286,000
Less - net income allocated to subsidiary
    dilutive stock options outstanding                    (68,000)                     -
                                                       ----------              ----------

Net income used in calculation of fully diluted
    income per share                                  $ 2,628,000             $ 2,286,000
                                                       ==========              ==========

Weighted average number of common shares
    outstanding during the period                       4,615,000               4,730,000

Add - common  equivalent  shares  (determined using
    the "treasury stock" method)
    representing shares issuable upon
    exercise of stock options                             345,000                 232,000
                                                       ----------              ----------
Weighted average number of common shares used
    in calculation of fully diluted
    income per share                                    4,960,000               4,962,000
                                                       ==========              ==========


Fully diluted income per common share                 $       .53             $       .46
                                                             ====                    ====
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